Exhibit 16(4)(i):  Flexible Premium Deferred Combination Variable and Fixed Annuity Contract (VR-IA-4035(2017))

Voya Retirement Insurance and Annuity Company

[Windsor, Connecticut] [Customer Service P.O. Box 10450 Des Moines, Iowa 50306-0450 699 WALNUT ST STE 1350 DES MOINES IA 50309-3942] [1-888-854-5950]	Important terms and definitions used in this Contract appear on page 5.

Contract Number Initial Premium [R123456] [$10,000.00]
Annuitant Age of Annuitant Sex of Annuitant [Thomas J. Doe] [55] [Male]
Owner/Joint Owner Age of Owner/Joint Owner Residence State [John Q. Doe] [35] [Connecticut]
Contract Date Issue State [January 1, 2018] [Connecticut]
Separate Account [Variable Annuity Account B]

FLEXIBLE PREMIUM DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY CONTRACT

In this Contract “you” or “your” refers to the Owner shown above. “We”, “our”, “us” or the “Company” refers to Voya Retirement Insurance and Annuity Company.

READ THIS CONTRACT CAREFULLY.  This is a legal contract between you and us.

RIGHT TO EXAMINE AND RETURN THIS CONTRACT

You may return this Contract by mailing or delivering it to Customer Service at the address shown above or to the producer through whom you purchased it within fifteen days (or thirty days if this is a replacement contract as defined by applicable state regulation) after the date you receive it.  If so returned, we will promptly pay you the Accumulation Value, which may be more or less than the Initial Premium paid.  If you are unsure whether your Contract is a replacement contract, please contact Customer Service at the phone number or address set forth above.

WE WILL PROVIDE YOU WITH ADDITIONAL INFORMATION REGARDING THE BENEFITS AND PROVISIONS OF THIS CONTRACT UPON WRITTEN REQUEST. YOU MAY ALSO CALL CUSTOMER SERVICE AT [1-888-854-5950] FOR INQUIRIES, INFORMATION OR ASSISTANCE.

                   [/s/Jennifer M. Ogren]                               [/s/Charles P. Nelson]

                    [Jennifer M. Ogren, Secretary]                             [Charles P. Nelson, President]

Payments and values, when based upon the investment experience of the Subaccounts, are variable and not guaranteed as to a fixed dollar amount.

If you take a Withdrawal from or Surrender the Contract, Surrender Charges may apply.  Surrender Charges, when applied, will reduce the amount paid to you.  Surrender Charges will not apply under certain conditions.   Amounts allocated to the Index Segments may be affected by an external index; however, such amounts do not directly participate in any equity investments.

This Contract is non-participating which means it will not pay dividends resulting from any of the surplus or earnings of Voya Retirement Insurance and Annuity Company.

VR-IA-4035(2017)

TABLE OF CONTENTS

                                                                                                                                                            Page

1.   CONTRACT SCHEDULE ................................................................................................             3

2.   IMPORTANT TERMS AND DEFINITIONS .......................................................................       5

3.   INTRODUCTION TO THE CONTRACT

3.1   The Contract ...........................................................................................................         9

3.2   The Owner ..............................................................................................................         9

3.3   The Annuitant ..........................................................................................................         9

3.4   The Beneficiary .......................................................................................................         9

4.   PREMIUMS

4.1   Premium .................................................................................................................       11

4.2   Premium Allocation ..................................................................................................       11

4.3   Allocations to the Fixed Rate Strategy      11

4.4   Allocations to the Subaccounts.................................................................................       11

4.5   Allocations to Index Segments..................................................................................       12

4.6   Dollar Cost Averaging      14

4.7   Unavailability of a Subaccount      14

5.   CONTRACT VALUE

5.1   The Separate Account for Premium Allocated to Fixed Rate Strategy and the Index Segments                        15

5.2   The Variable Separate Account                     15

5.3   Contract Accumulation Value ...................................................................................                     16

5.4  Fixed Rate Strategy                     16

5.5   Subaccounts                    17

5.6   Charges                    17

6.   CONTRACT BENEFITS

6.1   Contract Surrender                     20

7.   OTHER IMPORTANT INFORMATION

VR-IA-4035(2017)                                                  2

1.   CONTRACT SCHEDULE

Free Amount Percentage	[10]%
Maximum Ownership Change Age	[80]
Minimum Withdrawal Amount	$[1,000]
Minimum Remaining Cash Surrender Value Amount	$[2,500]
Minimum Annuity Payment Amount	$[100]
Minimum Additional Premium Amount	$[1,000]
Maximum Cumulative Premium	$[1,500,000]
Interim Segment	[Fixed Rate Strategy]
Fixed Rate Strategy - Minimum Guaranteed Interest Rate	[0.25]%
Fixed Rate Strategy - Initial Minimum Guaranteed Value Interest Rate	[1.00]%
Maximum Variable Separate Account Fee	[0.004837]% charged daily
Excess Transfer Fee	$[xx.xx]
Total Initial Premium	$[x,xxx]

Initial Premium allocation instructions as of the Contract Date:

[Premium Allocation Percentage]
[Interim Segment – Dollar Cost Averaging]	[xxx%]

[Premium Allocation Percentage]
[Fixed Rate Strategy]	[xxx%]

[Premium Allocation Percentage]
[Fund Name]	[xxx%]

Index Strategy Rider(s)	Premium Allocation Percentage
[Point to Point Cap with Buffer Index Strategy Rider]	[xxx]%
[Point to Point Participation with Buffer Index Strategy Rider]	[xxx]%

When you elect to allocate Premium to one or more Index Segments within an Index Strategy Rider, your Premium is held in the Interim Segment until the Segment Start Date, provided the Segment Participation Requirements are met.  A Segment Start Date is the day on which an Index Segment begins and occurs on the 25th day of the month for each applicable Index Segment Term. The Index Segment(s) you choose to allocate your initial Premium to under each Index Strategy Rider, along with the applicable Index, Segment Term and Buffer and any Rate Threshold that you may set are shown in the applicable Index Strategy Rider.

Subsequent Premium will be allocated among the available investment options according to these allocation instructions unless you direct otherwise.  See Sections 4.3, 4.4 and 4.5 for further details.

VR-IA-4035(2017)(A)                                              3

A.   Surrender Charges

If you take a Withdrawal from or Surrender the Contract, Surrender Charges may apply.  The amount of Surrender Charge is a percentage of the Premium withdrawn or surrendered.

Surrender Charge Schedule:

[Number of Completed Years Since Premium Date	0	1	2	3	4	5	6+
Surrender Charge Percentages	8%	8%	7%	6%	5%	4%	0%	]

See Section 5.6 for details.

B.   Maturity Age:  [95]

C.   Maximum Premium Age:  [85]

D.   Excess Transfers: [12]

E. Minimum Monthly Transfer Amount: $[100]

F.   Fixed Rate Strategy Minimum Guaranteed Value Percentage: [87.5%]

G.  Initial Fixed Rate Strategy Minimum Guaranteed Value Interest Rate Period: [6] Contract Years

H.   Annuity Plan Tables

The following tables show the minimum monthly Annuity Payment amount for each $[1,000] of the Accumulation Value applied under the Annuity Plan, assuming fixed payments with a net investment return of [1.0%] and using the [IAM 2012 Basic Table ALB for Plan B].  We may pay a higher rate.  Any applicable Premium Tax will be deducted from the Accumulation Value prior to the determination of the Annuity Payments. Values for other payment periods and ages are available on request.

[Annuity Plan A.  Fixed Period]

[Beginning of Month Payments Per $1000]
[Years Payable	Annuity Payment	Years Payable	Annuity Payment	Years Payable	Annuity Payment]
[10	$8.75	17	$5.32	24	$3.90
11	7.99	18	5.05	25	3.76
12	7.36	19	4.81	26	3.63
13	6.83	20	4.59	27	3.51
14	6.37	21	4.39	28	3.40
15	5.97	22	4.21	29	3.30
16	5.63	23	4.05	30	3.21]

VR-IA-4035(2017)(A)                                              4

 [Annuity Plan B Table: Life Only and Life with Period Certain (Single Annuitant)]

[Beginning of Month Payments Per $1,000]
[Age of Payee When Payments	Life Only		Life with 10 Year Period Certain		Life with 20 Year Period Certain
Begin	Male	Female	Male	Female	Male	Female]
[50	$2.91	$2.75	$2.90	$2.74	$2.84	$2.70
55	3.29	3.09	3.26	3.07	3.15	3.00
60	3.79	3.53	3.73	3.50	3.51	3.34
65	4.44	4.12	4.33	4.04	3.89	3.73
70	5.38	4.93	5.12	4.76	4.25	4.11
75	6.78	6.12	6.12	5.69	4.48	4.40
80	8.92	7.96	7.22	6.79	4.57	4.54
85	12.31	10.82	8.11	7.79	4.59	4.58]

I.   Attached Endorsements on the Contract Date

[Endorsements]
• [IRA Endorsement]
• [Roth IRA Endorsement]
• [SIMPLE IRA Endorsement]
• [Unisex Endorsement]

VR-IA-4035(2017)(A)                                             4a

1.   CONTRACT SCHEDULE

Free Amount Percentage	[10]%
Maximum Ownership Change Age	[80]
Minimum Withdrawal Amount	$[1,000]
Minimum Remaining Cash Surrender Value Amount	$[2,500]
Minimum Annuity Payment Amount	$[100]
Minimum Additional Premium Amount	$[1,000]
Maximum Cumulative Premium	$[1,500,000]
Interim Segment	[Fixed Rate Strategy]
Fixed Rate Strategy - Minimum Guaranteed Interest Rate	[0.25]%
Fixed Rate Strategy - Initial Minimum Guaranteed Value Interest Rate	[1.00]%
Maximum Variable Separate Account Fee	[0.002063]% charged daily
Excess Transfer Fee	$[xx.xx]
Total Initial Premium	$[x,xxx]

Initial Premium allocation instructions as of the Contract Date:

[Premium Allocation Percentage]
[Interim Segment – Dollar Cost Averaging]	[xxx%]

[Premium Allocation Percentage]
[Fixed Rate Strategy]	[xxx%]

[Premium Allocation Percentage]
[Fund Name]	[xxx%]

Index Strategy Rider(s)	Premium Allocation Percentage
[Point to Point Cap with Buffer Index Strategy Rider]	[xxx]%
[Point to Point Participation with Buffer Index Strategy Rider]	[xxx]%

When you elect to allocate Premium to one or more Index Segments within an Index Strategy Rider, your Premium is held in the Interim Segment until the Segment Start Date, provided the Segment Participation Requirements are met.  A Segment Start Date is the day on which an Index Segment begins and occurs on the 25th day of the month for each applicable Index Segment Term. The Index Segment(s) you choose to allocate your initial Premium to under each Index Strategy Rider, along with the applicable Index, Segment Term and Buffer and any Rate Threshold that you may set are shown in the applicable Index Strategy Rider.

Subsequent Premium will be allocated among the available investment options according to these allocation instructions unless you direct otherwise.  See Sections 4.3, 4.4 and 4.5 for further details.

VR-IA-4035(2017)(B)                                              3

A.   Surrender Charges

If you take a Withdrawal from or Surrender the Contract, Surrender Charges may apply.  The amount of Surrender Charge is a percentage of the Premium withdrawn or surrendered.

Surrender Charge Schedule:

[Number of Completed Years Since Premium Date	0	1	2	3	4	5	6+
Surrender Charge Percentages	0%	0%	0%	0%	0%	0%	0%	]

See Section 5.6 for details.

B.   Maturity Age:  [95]

C.   Maximum Premium Age:  [85]

D.   Excess Transfers: [12]

E. Minimum Monthly Transfer Amount: $[100]

F.   Fixed Rate Strategy Minimum Guaranteed Value Percentage: [87.5%]

G.  Initial Fixed Rate Strategy Minimum Guaranteed Value Interest Rate Period: [6] Contract Years

H.   Annuity Plan Tables

The following tables show the minimum monthly Annuity Payment amount for each $[1,000] of the Accumulation Value applied under the Annuity Plan, assuming fixed payments with a net investment return of [1.0%] and using the [IAM 2012 Basic Table ALB for Plan B].  We may pay a higher rate.  Any applicable Premium Tax will be deducted from the Accumulation Value prior to the determination of the Annuity Payments. Values for other payment periods and ages are available on request.

[Annuity Plan A.  Fixed Period]

[Beginning of Month Payments Per $1000]
[Years Payable	Annuity Payment	Years Payable	Annuity Payment	Years Payable	Annuity Payment]
[10	$8.75	17	$5.32	24	$3.90
11	7.99	18	5.05	25	3.76
12	7.36	19	4.81	26	3.63
13	6.83	20	4.59	27	3.51
14	6.37	21	4.39	28	3.40
15	5.97	22	4.21	29	3.30
16	5.63	23	4.05	30	3.21]

VR-IA-4035(2017)(B)                                              4

 [Annuity Plan B Table: Life Only and Life with Period Certain (Single Annuitant)]

[Beginning of Month Payments Per $1,000]
[Age of Payee When Payments	Life Only		Life with 10 Year Period Certain		Life with 20 Year Period Certain
Begin	Male	Female	Male	Female	Male	Female]
[50	$2.91	$2.75	$2.90	$2.74	$2.84	$2.70
55	3.29	3.09	3.26	3.07	3.15	3.00
60	3.79	3.53	3.73	3.50	3.51	3.34
65	4.44	4.12	4.33	4.04	3.89	3.73
70	5.38	4.93	5.12	4.76	4.25	4.11
75	6.78	6.12	6.12	5.69	4.48	4.40
80	8.92	7.96	7.22	6.79	4.57	4.54
85	12.31	10.82	8.11	7.79	4.59	4.58]

I.   Attached Endorsements on the Contract Date

[Endorsements]
• [IRA Endorsement]
• [Roth IRA Endorsement]
• [SIMPLE IRA Endorsement]
• [Unisex Endorsement]

VR-IA-4035(2017)(B)                                             4a

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VR-IA-4035(2017)                                                  5

2.   IMPORTANT TERMS AND DEFINITIONS

Accumulation Value is the sum of the value of the Fixed Rate Strategy, each Index Segment and each Subaccount to which Premium is allocated.  See Section 5.3 for further information.

Additional Premium means any payment, other than the Initial Premium, made by you and accepted by us for this Contract. We will accept Additional Premium, subject to the restrictions set forth in Section 4.1 if the Annuitant or the Owner (if a natural person) has not reached the Maximum Premium Age, as shown in the Contract Schedule, on the date the Additional Premium is received.

Allocation Anniversary means the same date as the applicable Allocation Date each year. If the Allocation Date is February 29th, in non-leap years the Allocation Anniversary shall be March 1st.

Allocation Date means the date on which each Premium or Subaccount value or Index Segment value is first invested in the Fixed Rate Strategy.

Allocation Instructions are the instructions you give us for how Premium and your Accumulation Value should be allocated to the various Subaccounts and Index Segments.  We reserve the right to require that allocation Instructions be given in whole percentages.

Allocation Year means the period beginning on an Allocation Anniversary and ending on the day before the following Allocation Anniversary.

Annuitant is the individual designated by you upon whose life Annuity Payments will be based. There may be two Annuitants after the Annuity Commencement Date.  The Annuitant on the Contract Date is shown on the first page of this Contract.  See Section 3.3 for additional details.

Annuity Commencement Date is the date on which Annuity Payments commence and the latest Annuity Commencement Date is the Contract Anniversary on or next following the Annuitant’s 95th birthday.

Annuity Payments are periodic payments made by us to you or, subject to our consent in the event the payee is not a natural person, to a payee designated by you.

Annuity Plan is an option elected by you (or, if none is elected, is the Annuity Plan identified in Section 6.4) that determines the frequency, duration and amount of the Annuity Payments.

Beneficiary means the individual or entity you select to receive the Death Benefit.

Buffer means the maximum percentage loss in an Index that is absorbed by us on a Segment End Date, before the Index Segment will lose value.

Business Day means any day that the New York Stock Exchange (“NYSE”) is open for trading, exclusive of federal holidays, or any day the Securities and Exchange Commission (“SEC”) requires that Funds be valued.

Cap Rate is the maximum percentage growth in the Index that may be realized through an Index Segment over the Segment Term.  We declare the Cap Rate on the Segment Start Date.

Cash Surrender Value is the amount available for Withdrawal and the basis for the amount received upon Surrender of this Contract, which equals the greater of: (1) the Accumulation Value, minus any applicable Surrender Charges; or (2) the sum of the value of each Subaccount and each Index Segment at the time of the Surrender, minus any applicable Surrender Charges, and the Fixed Rate Strategy Minimum Guaranteed Value.  See Sections 5.4, 5.5, and 6.1 of this Contract and the Index Strategy Rider(s), as applicable, for additional details.

Code means the Internal Revenue Code of 1986, as amended.

VR-IA-4035(2017)                                                  5

Contingent Annuitant is the individual who is not an Annuitant and will become the Annuitant if the named Annuitant dies prior to the Annuity Commencement Date and the Death Benefit is not otherwise payable.

Contract means this Flexible Premium Deferred Combination Variable and Fixed Annuity Contract.

Contract Anniversary is the same day and month each year as the Contract Date.  If the Contract Date is February 29th, in non-leap years the Contract Anniversary will be March 1st.

Contract Date means the date on which this Contract becomes effective.  The Contract Date is shown on the first page of this Contract.

Contract Year is the period beginning on a Contract Anniversary (or, in the first Contract Year only, beginning on the Contract Date) and ending on the day preceding the next Contract Anniversary.

Death Benefit is the amount payable to the Beneficiary upon death of any Owner (or, if the Owner is not a natural person, upon the death of the Annuitant) prior to the Annuity Commencement Date.

Endorsements are attachments to this Contract that add to, amend, change, modify or supersede the Contract’s terms or provisions.

Excess Surrender means any Withdrawal taken in a Contract Year above the Free Amount Percentage shown in the Contract Schedule.

Excess Transfer means any transfer among the Subaccounts after the number of transfers shown in the Contract Schedule have occurred within any Contract Year.

Extended Medical Care means confinement in a Hospital or Nursing Home prescribed by a Qualifying Medical Professional.

Fixed Interest Rate is the declared annual interest rate(s) applicable to the Fixed Rate Strategy. The Fixed Interest Rate will be at least equal to the Minimum Guaranteed Interest Rate shown on the Contract Schedule, and we may, in our discretion, declare a higher rate.

Fixed Rate Strategy is an investment option that applies a declared Fixed Interest Rate to the applicable Premium or Accumulation Value allocated to this strategy. See Sections 4.3 and 5.4 for additional details.

Free Amount Percentage is the percentage of the Accumulation Value you may withdraw without any Surrender Charge. The amount that may be withdrawn without any Surrender Charge is determined by multiplying the Accumulation Value on the date of the first Withdrawal during the Contract Year by the Free Amount Percentage shown in the Contract Schedule. The Free Amount Percentage is not available during the first Contract Year and is also not applicable to Surrenders.

Fund means a mutual fund, unit investment trust or other investment portfolio in which a Subaccount of the Variable Separate Account invests.

General Account means an account which contains all of our assets other than those held in our separate accounts.

Hospital or Nursing Home means a hospital or a skilled care or intermediate care nursing facility, operating as such according to applicable law and at which medical treatment is available on a daily basis.  This does not include a rest home or other facility whose primary purpose is to provide accommodations, board or personal care services to individuals who do not need medical or nursing care.

VR-IA-4035(2017)                                                  5

Index is a securities, bond, exchange traded fund (“ETF”) or other index used to determine the Index Change as described in the applicable Index Strategy Rider.  If an Index is discontinued or if the calculation of the Index is changed substantially, the Index Change shall be determined using a comparable substitute index.

Index Segment is an investment option available through an attached Index Strategy Rider for which the performance is determined based upon a specific Index, Segment Term, Buffer, and Cap Rate or Participation Rate.  The Index, Segment Term, Buffer, Cap Rate and Participation Rate are sometimes referred to herein as the “Index Segment characteristics.”  We reserve the right to limit the Index Segment characteristics that may be available and number of Index Segments that may have Premium or Accumulation Value allocated to them at any one time.

Initial Premium means the payment made by you to us to put this Contract into effect.

Interim Segment is the Fixed Rate Strategy or a specified Subaccount that is used for administrative purposes as a “holding” account for Premium and Accumulation Value before being allocated to the various investment options according to your allocation instructions. The Interim Segment designated by us is identified in the Contract Schedule, but may be changed by us at any time upon Notice to You.

Irrevocable Beneficiary is a Beneficiary whose rights and interests under this Contract cannot be changed without his, her or its consent.

Joint Owner is an individual who, along with another individual Owner, is entitled to exercise the rights incident to ownership.  Both Joint Owners must agree to any change or the exercise of any rights under the Contract.  The Joint Owner may not be an entity and may not be named if the Owner is an entity.  The Joint Owner, if any, on the Contract Date is shown on the first page of this Contract.  See Section 3.2 for additional details.

Maturity Age is the age upon which the latest Annuity Commencement Date is based and is shown in the Contract Schedule.

Notice to Us means notice made in a form that: (1) is approved by, or is acceptable to, us; (2) is given with such clarity and completeness and has the information and any documentation we determine to be necessary to take the action requested or exercise the right specified without the exercise of any discretion on our part; and (3) is received by us at Customer Service at the address specified on the first page of this Contract.  Under certain circumstances, we may permit you to provide Notice to Us by telephone or electronically.

Notice to You means written notification mailed to your last known address. A different means of notification may also be used if you and we mutually agree. When action is required by you, the timeframe and manner for response will be specified in the notice.

Owner means you, the person (persons if there is a joint Owner, or entity(ies) if the Owner is not an individual) who is entitled to exercise the rights incident to ownership.  The Owner on the Contract Date is shown on the first page of this Contract.  See Section 3.2 for additional details.

Participation Rate is the percentage of gain in the Index that will be realized through an Index Segment over the Segment Term.  We declare the Participation Rate to be effective on the Segment Start Date.

Premium means collectively the Initial Premium and any Additional Premium. Additional Premium may be accepted by us until the Maximum Premium Age as shown in the Contract Schedule.

Premium Date is the date a Premium is applied to this Contract.

Proof of Death means the documentation we deem necessary to establish that the death has occurred including, but not limited to:  (1) a certified copy of a death certificate; (2) a finding of a court of competent jurisdiction as to the cause of death; or (3) any other proof that we deem in our discretion to be satisfactory to us.

VR-IA-4035(2017)                                                  7

Qualifying Medical Professional means a legally licensed practitioner of the healing arts who: (1) is acting within the scope of his or her license; (2) is not a resident of your household or that of the Annuitant; and (3) is not related to you or the Annuitant by blood or marriage.

Rate Threshold is the minimum declared Cap Rate or Participation Rate, as applicable, for an Index Segment that must be met in order for Premium or Accumulation Value to be allocated to an Index Segment on the Segment Start Date.

Renewal Allocation means the reallocation of the value of a maturing Index Segment to a new Index Segment or other available investment option upon completion of a Segment Term.

Right to Examine Period is the period of time during which you have the right to return the Contract for any reason, or no reason at all, and receive the payment as described in the Right to Examine and Return This Contract provision appearing on the first page of this Contract.

Segment End Date is the day on which a Segment Term ends and occurs on the 25th day of the month for the applicable Segment Term.

Segment Participation Requirements are the requirements that must be met before Premium or Accumulation Value may be allocated to an Index Segment.

Segment Start Date is the day on which an Index Segment begins and occurs on the 25th day of the month for the applicable Segment Term.

Segment Term is a period equal to one or more years that begins on the Segment Start Date and ends on the Segment End Date.

Subaccounts are investment options available through and divisions of the Variable Separate Account, and each invests in a corresponding underlying Fund.

Surrender is a transaction in which all the Cash Surrender Value is taken from the Contract.

Surrender Charge is a charge applied to certain Withdrawals, and to a Surrender, that will reduce the Accumulation Value and the amount you will receive upon Surrender of this Contract.  Each Premium will be subject to its own Surrender Charge schedule, beginning on the Premium Date. The amount of the Surrender Charge is a percentage of the Premium withdrawn or surrendered from the Contract. The percentage imposed at the time of a Withdrawal or Surrender depends on the number of complete years that have elapsed since the Premium Date.  See Section 5.6 for additional details.

Surrender Charge Period means the number of years that a Surrender Charge applies to a Premium.

Terminal Condition means an illness or injury that results in a life expectancy of twelve months or less, as measured from the date of diagnosis by a Qualifying Medical Professional.

Valuation Period means the time from the close of regular trading on the New York Stock Exchange on one Business Day to the close of regular trading on the next succeeding Business Day.

Variable Separate Account is a segregated asset account established by us to fund variable annuity contracts.  The Variable Separate Account is registered as a unit investment trust under the Investment Company Act of 1940 and meets the definition of “separate account” under the federal securities laws.

Withdrawal is a transaction in which part of the Cash Surrender Value is taken from the Contract.

VR-IA-4035(2017)                                                  8

3.   INTRODUCTION TO THE CONTRACT

3.1 The Contract

This Contract, and any attached application, amendments, Riders or Endorsements, constitute the entire contract between you and us. It is issued in consideration of the Initial Premium.

Only our President, a Vice President or Secretary is authorized to change or modify any of this Contract’s terms, provisions or requirements. Any such change must be in writing. We may make changes to this Contract if required by law, including any changes necessary to continue to qualify such Contract as an annuity contract under applicable law. An Endorsement added to comply with applicable law does not require your consent but is subject to regulatory approval. Any such changes will apply uniformly to all contracts that are affected.

The provisions of this Contract shall, in all events, be construed to comply with applicable U.S. federal income tax requirements including the requirements of Section 72(s) of the Code.

3.2 The Owner

The Owner owns the Contract and is entitled to exercise the rights incident to ownership. You are the Owner of this Contract. There may be Joint Owners; however, if there is more than one Owner, both Owners must agree to any exercise of the rights under this Contract.

You may change the ownership of this Contract at any time prior to the Annuity Commencement Date, provided the new Owner’s age is not greater than the older of the Maximum Ownership Change Age shown in the Contract Schedule or the age of the current Owner.  Any change, addition or deletion of an Owner is treated as a change of ownership. To change ownership, you must provide Notice to Us of such change. Change of ownership will take effect as of the date we receive Notice to Us.

3.3 The Annuitant

The Annuitant is the individual upon whose life the Annuity Payments are based.  The Annuitant must be a natural person designated by you at the time this Contract is issued and cannot be changed while he or she is living. There may be two Annuitants after the Annuity Commencement Date.

In addition to the Annuitant, you may also name a Contingent Annuitant. The Contingent Annuitant cannot be changed while he or she is living.

If at the time of the Annuitant’s death the Owner is not a natural person, the death of such Annuitant prior to the Annuity Commencement Date will be treated as the death of an Owner as described in Section 6.3.

If the Owner is a natural person and the Annuitant dies prior to the Annuity Commencement Date (and no Contingent Annuitant is named), the Owner will become the Annuitant.  If there are Joint Owners, the youngest Owner will become the Annuitant provided he or she has not reached the Maturity Age shown in the Contract Schedule on the date of the Annuitant’s death.  If the youngest Owner has reached the Maturity Age as of the date of the Annuitant’s death, then the Owner must name an individual that has not reached the Maturity Age as the Annuitant.

3.4 The Beneficiary

The Beneficiary is an individual or entity designated by you to receive the Death Benefit. A Beneficiary may be changed at any time prior to the Annuity Commencement Date unless you designate such Beneficiary as an Irrevocable Beneficiary. An Irrevocable Beneficiary cannot be changed without the consent of the Irrevocable Beneficiary. You may designate one or more (i) primary Beneficiaries and (ii) contingent Beneficiaries. These classes set the order under which the Death Benefit is paid. If all of the primary Beneficiaries die before any Owner (or, if the Owner is not a natural person, the Annuitant), the contingent Beneficiary shall take the place of, and be deemed to be, the primary Beneficiary, and the Death Benefit will be paid to the contingent Beneficiary. If there are multiple Beneficiaries, the Death Benefit shall be paid in equal shares to all Beneficiaries in the same class (primary or contingent, as applicable) unless you provide Notice to Us directing otherwise.

VR-IA-4035(2017)                                                  9

If there are Joint Owners, at the death of the first Owner, any surviving Owner shall take the place of, and be deemed to be, the primary Beneficiary. This will override any other Beneficiary designation.

If there is a single natural Owner and all Beneficiaries die before the Owner, or if no Beneficiary has been designated at the time of the Owner’s death, the Owner’s estate will be deemed to be the primary Beneficiary.

If the Owner is not a natural person and all Beneficiaries die before the Annuitant, or if no Beneficiary has been designated at the time of the Annuitant’s death, the Owner will be deemed to be the primary Beneficiary.

We will deem any Beneficiary to have predeceased the Owner if:

(1)  Such Beneficiary died at the same time as the Owner;

(2)  Such Beneficiary died within twenty-four hours after the Owner’s death; or

(3)  There is not sufficient evidence to determine that the Beneficiary and Owner died other than at the same time.

To make a Beneficiary change, you must provide Notice to Us. Unless you specify otherwise, such change cancels any existing Beneficiary designations in the same class (primary or contingent) and will take effect as of the date Notice to Us is received.

The rights of any Beneficiary (if a natural person), including an Irrevocable Beneficiary, will end if he or she dies prior to the Owner and will pass to any other Beneficiary (which, if a natural person, must be then living) as described in this Section 3.4 unless you provide Notice to Us directing otherwise.

VR-IA-4035(2017)                                                 10

4.   PREMIUMS

4.1 Premium

You must pay the Initial Premium in order to make this Contract effective. The amount of the Initial Premium is shown on the first page of this Contract.

We retain the right, in our discretion, to refuse to accept any Additional Premium.

Any Additional Premium must be received by Customer Service at the address shown on the first page of this Contract and is subject to the following limitations:

(1)  Each payment of Additional Premium must be at least the Minimum Additional Premium Amount shown in the Contract Schedule; and

(2)  The sum of all Premiums paid or the accumulation value under all annuity contracts you have with us, including this Contract, is less than the Maximum Cumulative Premium shown in the Contract Schedule, unless we approve a higher amount.

4.2 Premium Allocation

You may allocate the Premium among the available Fixed Rate Strategy, Subaccounts and Index Segments, subject to the restrictions described below. We reserve the right to allocate the Premium received before expiration of the Right to Examine Period to the Interim Segment. If we do so, upon expiration of the Right to Examine Period, the value of the Interim Segment will be allocated in accordance with your instructions.

Except as otherwise noted in the preceding paragraph, Additional Premium, if accepted, will be allocated among the available Fixed Rate Strategy, Subaccounts and/or Index Segments according to the most recent allocation instructions you have provided to us.  See Sections 4.3, 4.4 and 4.5.

Premium allocations will be made as of the close of regular trading of the New York Stock Exchange (“NYSE”) on the Business Day such Premium is received by us. Any Premium received by us after the close of regular trading of the NYSE will be allocated as of the close of regular trading of the NYSE on the next Business Day.

4.3 Allocations to the Fixed Rate Strategy

You may allocate all or a portion of Premium and Accumulation Value to the Fixed Rate Strategy, if available, subject to the limits described above, and the value thereof will be calculated as described in Section 5.4.   We reserve the right to restrict the allocation of Premium and Accumulation Value to the Fixed Rate Strategy at any time.

4.4 Allocations to the Subaccounts

You may allocate all or a portion of Premium and Accumulation Value, subject to the limits described above, to any of the available Subaccounts, and the value thereof will be calculated as described in Section 5.5.

Transfers among Subaccounts

Subject to the limitations set out herein, on any Business Day thirty days or more after the Contract Date and prior to the Annuity Commencement Date, you may transfer the Subaccount value among available Subaccounts. You may not transfer Subaccount value among available Subaccounts on or after the Annuity Commencement Date. To make a transfer, you must provide Notice to Us.

If you make an Excess Transfer, you may be assessed an Excess Transfer Fee. Transferred values may be reduced by Excess Transfer Fees and redemption fees, if any, imposed by the underlying Fund in which a Subaccount invests. See Section 5.6.

Transfers will occur as of the close of business on the Business Day we receive your request. However, any transfer requests received by us after the close of regular trading on the New York Stock Exchange will take effect as of the close of business on the next Business Day.

VR-IA-4035(2017)                                                 11

We will monitor transfer activity and will restrict transfers that constitute excessive trading. You may not make more than one purchase and sale of the same Subaccount within a sixty day period or more than five such purchases and sales within any twelve month period. We may modify these restrictions, or the standard as it may apply to a particular Subaccount, at any time without prior notice, depending on, among other factors, the needs of the underlying Fund(s) in which the Subaccount(s) invest, the best interest of the Contract Owners, and/or state and federal regulatory requirements. If this standard is modified, it will be applied uniformly to all Contracts or as applicable, to all Contracts investing in the underlying Fund. We will notify you of any such modification.

Transfers to and from a Subaccount that is used as the Interim Segment will not be considered an Excess Transfer or counted when monitoring for excessive trading.

4.5 Allocations to Index Segments

You may allocate all or a portion of Premium and Accumulation Value to any of the available Index Segments, subject to the limits described above, and interest will be credited to the Index Segment’s value based on the Index Segment’s particular crediting strategy.  You may change the allocation instructions with respect to all or a portion of future Premium and Accumulation Value at any time by sending Notice to Us.

Initial Allocations

When we receive a request for allocation of Premium or Accumulation Value to one or more Index Segments, your Premium or Accumulation Value is held in the Interim Segment until the Segment Start Date. If a Segment Start Date is on a non-Business Day, Index Values will be based on the Index Values as of the close of the most recent previous Business Day.

On the Segment Start Date, each Premium or Accumulation Value is allocated (after deduction of any charges that may apply) to an Index Segment in accordance with the allocation instructions in effect on the Segment Start Date, provided that the Participation Requirements are met for the Index Segments. If Premium or Accumulation Value is to be allocated to multiple Index Segments, the Premium or Accumulation Value will be allocated only to those Index Segments for which the Segment Participation Requirements, as described below, are met.

Segment Participation Requirements

The following Segment Participation Requirements must be met on a Segment Start Date in order for Premium or any Accumulation Value to be allocated to an Index Segment:

(1)  The Index Segment is available;

(2)  The Index Segment does not have a Segment Term that extends beyond your Annuity Commencement Date; and

(3)  The declared Cap Rate or Participation Rate, as applicable, for the Index Segment is equal to or greater than the Rate Threshold (described below), if any, which you may have set.

In general, any Premium that is not allocated to an Index Segment because the Participation Requirements have not been met will remain invested in the Interim Segment until you provide new allocation instructions or until the first Segment Start Date on which the Participation Requirements are met. However, if Participation Requirements have not been met because the Index Segment has been terminated, or if the new Segment End Date would be later than the Annuity Commencement Date, the amount will remain allocated in the Interim Segment.

Rate Threshold

You may set a Cap Rate or Participation Rate Threshold, as applicable, with respect to the allocations to an Index Segment.  Although you may set a different Rate Threshold for Index Segments with different Index Segment characteristics, you may only set one Rate Threshold per Index Segment with the same Index Segment characteristics.  A Rate Threshold will remain in effect with respect to the Index Segment until changed. We may discontinue the availability of Rate Thresholds with advance Notice to You, and any discontinuance will apply to new Index Segments started after the date of discontinuance.

VR-IA-4035(2017)                                                 12

Premium Allocation Instructions

We will use the most recent Premium allocation instructions you have provided to us when allocating Premium to available Subaccounts and Index Segments, provided that the Segment Participation Requirements, if applicable, are met. You may change your allocation instructions at any time by sending Notice to Us. Changes will be effective for new Premiums we receive beginning on the Business Day following our receipt. If the Segment Participation Requirements are not met, the Premium will remain invested in the Interim Segment.

Renewal Allocation Instructions

Upon maturity of an Index Segment, the value for a maturing Index Segment will be reallocated to an Index Segment with the same Index Segment characteristics beginning on the new Segment Start Date.  If the Segment Participation Requirements are not met for the new Index Segment, the value for the maturing Index Segment will be invested in the Interim Segment. We will notify you prior to a Segment End Date.  You may provide different Renewal Allocation instructions by providing Notice to Us prior to the Segment End Date.  Any new Renewal Allocation Instructions are subject to the terms and conditions in existence for any Index Segments available at that time, including, but not limited to, the then applicable Cap Rates and Participation Rates, as applicable, which may differ from the Cap Rates and Participation Rates applicable to maturing Index Segments.

Index Segment Changes

We reserve the right to add Index Segments and new Segment Start Dates. We may cease to offer a specific Index Segment or cease to accept Premium, Accumulation Value or Renewal Allocations to a specific Index Segment at any time. We will notify you in advance of the date on which we will cease accepting Premium, Accumulation Value or Renewal Allocations to an Index Segment. If you do not provide Notice to Us regarding the allocation of value from a discontinued Index Segment, the value applicable to the discontinued Index Segment will be held in the Interim Segment beginning at the next Segment End Date applicable to the discontinued Index Segment.

We reserve the right, with advanced written notice, to change the Segment Start Date and/or Segment End Dates for new Index Segments, to change the frequency with which we offer new Segment Start Dates and to temporarily suspend or stop offering new Segment Start Dates. Notwithstanding the foregoing, we will always offer at least one Index Segment for Premium and Renewal Allocations.

If we suspend the offering of new Segment Start Dates, amounts designated to be allocated to an Index Segment will be invested in the Interim Segment until the next Segment Start Date for the Index Segment with the same Index Segment characteristics as the terminating Index Segment or until you provide Notice to Us of a change to your allocation instructions.

Transfers of value between Index Segments or from an Index Segment to the Subaccounts are not permitted before a Segment End Date.

Discontinuation of or Substantial Change to the Index

We have the right, subject to compliance with applicable law, to:

(1)   Substitute an alternative Index if the publication of an Index is discontinued, or, at our sole discretion, we determine that our use of an Index should be discontinued; or

(2)   End an Index Segment if an Index is discontinued or otherwise becomes unavailable to us and no reasonable alternative is then available for substitution of such Index. If we end an Index Segment before its scheduled Segment End Date, we will determine the Index Segment value in accordance with our procedures for calculation of Index Segment values. We will notify you of any of the above actions we take.

VR-IA-4035(2017)                                                 13

4.6 Dollar Cost Averaging

You may elect, by providing Notice to Us, that all or a portion of your Premium or Accumulation Value be invested in the Interim Segment from which we will automatically transfer a scheduled portion of such Premium or Accumulation Value to the Fixed Rate Strategy, if available, and one or more of the Index Segments and/or Subaccounts, on a monthly basis over a period not to exceed 12 months. Your right to elect dollar cost averaging is subject to the following:

(1)   You must specify the Fixed Rate Strategy, Index Segments and/or Subaccounts to which the transfers are to be made;

(2)   You must specify the amount to be transferred.  The minimum monthly transfer amount is shown in the Contract Schedule;

(3)   For amounts to be transferred to an Index Segment, the Segment Participation Requirements detailed in Section 4.5 are met, except that you may not designate a Rate Threshold in connection with transfers made pursuant to dollar cost averaging;

(4)   The transfer date will be the next Segment Start Date, even for amounts to be transferred to the Fixed Rate Strategy and Subaccounts;

(5)  No dollar cost averaging will be made after the Annuity Commencement Date; and

(6) If on any transfer date the value in the Interim Account is equal to or less than the scheduled transfer amount, the entire balance remaining in the Interim Segment will be transferred and this option will end.

Transfers made pursuant to dollar cost averaging are not subject to any Excess Transfer Fees. You may discontinue or modify the option at any time by providing Notice to Us at least 7 days before the next scheduled transfer. We may, at our discretion, discontinue the dollar cost averaging program. If we do so and you are in an existing program, it will cease upon the scheduled transfer(s) of the remaining balance out of the Interim Segment. We will send Notice to You prior to discontinuing this program.

4.7 Unavailability of a Subaccount

If a Subaccount (including one used as the Interim Segment) is no longer available for the allocation of Premium or for transfers of Accumulation Value because it has been substituted by or merged into another Subaccount, we will execute your instructions using the substituted or merged Subaccount. The Fund in which the substitute or proposed replacement Subaccount invests may have higher fees and charges than the Fund it replaces. If a Subaccount is no longer available for the allocation of Premium or for transfers of Accumulation Value for any other reason, unless you tell us otherwise we will allocate the Premium or Accumulation Value pro rata among the remaining available Subaccounts in which you are invested. If none of the Subaccounts in which you are then currently invested are available for the allocation of Premiums or Accumulation Value, we will attempt to contact you or your designated representative and obtain alternate instructions. If we are unable to obtain alternate instructions, we will return the Premium to you or not make the transfer as requested.  There will always be at least one Subaccount available under this Contract.

VR-IA-4035(2017)                                                 14

5.   CONTRACT VALUE

5.1 The Separate Account for Premium Allocated to Fixed Rate Strategy and the Index Segments

We allocate to one or more separate accounts the Premium you allocate to the Fixed Rate Strategy and the Index Segments. Each separate account is non-unitized, which means there are no discrete units of ownership of the assets of the separate account. We own the assets held in each separate account. We are not the trustee of these assets.

We established and administer each separate account according to the laws and applicable regulations of Connecticut, our state of domicile. Although each separate account supporting the Fixed Rate Strategy and the Index Segments under the Contract is registered with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended, we are not required to also register the separate account with the SEC under the Investment Company Act of 1940.

5.2 The Variable Separate Account

The Variable Separate Account is treated as a unit investment trust under federal securities laws. The Variable Separate Account is registered with the SEC under the Investment Company Act of 1940. The Variable Separate Account is also governed by the laws and applicable regulations of Connecticut, our state of domicile.

The Variable Separate Account is kept separate from our General Account and any other separate accounts we may have. We own the assets in the Variable Separate Account. Assets equal to the reserves and other liabilities of the Variable Separate Account will not be charged with liabilities that arise from any other business we conduct. We may transfer to our General Account assets of the Variable Separate Account that exceed the reserves and other liabilities of the Variable Separate Account. Income along with realized and unrealized gains or losses from assets in the Variable Separate Account are credited to or charged against the Variable Separate Account without regard to other income, gains or losses in our General Account and other separate accounts.

Subaccounts

The Variable Separate Account is divided into Subaccounts, each of which invests in a designated Fund that we determine to be suitable for the Contract’s purposes. The Funds in which a Subaccount invests may be managed by a separate investment adviser. Such adviser may be registered under the Investment Advisers Act of 1940.

Changes Within the Variable Separate Account

We may, from time to time, make additional Subaccounts available to you. We also have the right to eliminate Subaccounts, combine two or more Subaccounts or substitute a new Fund for the Fund in which a Subaccount invests. A substitution may become necessary if, in our judgment, a Fund or Subaccount no longer suits the purpose of the Contract. This may happen due to a change in laws or regulations, a change in a Fund’s investment objectives or restrictions, because the Fund or Subaccount is no longer available for investment or for some other reason. We will obtain any required regulatory approvals before making a substitution. We will send Notice to You in advance of any changes within the Variable Separate Account.

Subject to any required regulatory approvals, we reserve the right to transfer assets of the Variable Separate Account or any Subaccount that we determine to be associated with the class of contracts to which this Contract belongs to another Variable Separate Account or to another Subaccount.

The Fund in which the transferred assets invest through the new separate account or Subaccount may have higher fees than the prior Fund.

VR-IA-4035(2017)                                                 15

When permitted by law, we reserve the right to:

(1)   Deregister the Variable Separate Account under the Investment Company Act of 1940;

(2)  Operate the Variable Separate Account as a management company under the Investment Company Act of 1940 if it is operating as a unit investment trust;

(3)  Operate the Variable Separate Account as a unit investment trust under the Investment Company Act of 1940 if it is operating as a managed variable separate account;

(4)  Restrict or eliminate any voting rights of Owners or other persons who have voting rights to the Variable Separate Account; and

(5)  Combine the Variable Separate Account with other variable separate accounts.

5.3 Contract Accumulation Value

On the Contract Date, the Accumulation Value of this Contract equals the Initial Premium less any premium tax, if applicable. At any time after the Contract Date, the Contract's Accumulation Value equals the sum of the value of the Fixed Rate Strategy, each Subaccount and each Index Segment to which Premium is allocated. The value of the Fixed Rate Strategy, each Subaccount and each Index Segment is calculated separately as set forth in Sections 5.4 and 5.5 of this Contract and the applicable Index Strategy Rider(s).

5.4 Fixed Rate Strategy

Value of the Fixed Rate Strategy

The value of the Fixed Rate Strategy equals the sum of each Premium and each allocation of Subaccount value or Index Segment value into this strategy. Each Premium and allocation of Subaccount value or Index Segment value will be calculated as follows:

(1)  On each Allocation Date, the value of each Premium or allocation of Subaccount value or Index Segment value in the Fixed Rate Strategy equals the amount of Premium or allocated Subaccount value or Index Segment value, less any premium tax, if applicable; and

(2)  On each day thereafter, the value associated with each Premium or allocation of Subaccount value or Index Segment value held in the Fixed Rate Strategy equals:

(a)  The value of the Premium or allocation of Subaccount value or Index Segment value on the last Allocation Anniversary; less

(b)  Any reallocations out of the Fixed Rate Strategy since the last Allocation Anniversary; less

(c)  Adjustments for any Withdrawals from the Fixed Rate Strategy since the last Allocation Anniversary, including any applicable Surrender Charges; plus

(d) Interest credited daily.

For the purpose of this calculation, during the first Allocation Year, the Allocation Date shall be deemed to be the last Allocation Anniversary.

Interest will be compounded daily in a manner to yield the declared annual Fixed Interest Rate. The declared annual Fixed Interest Rate will be at least equal to the Minimum Guaranteed Interest Rate shown in the Contract Schedule. The annual Fixed Interest Rate we declare for allocations to the Fixed Rate Strategy as the Interim Segment may be different from the annual Fixed Interest Rate we declare for allocations to the Fixed Rate Strategy when it is used as a separate investment option.  The Fixed Interest Rate applicable to each Premium or reallocation of value to the Fixed Rate Strategy will be declared on the Allocation Date and on each subsequent Allocation Anniversary and will not be changed more often than once in any twelve month period.

In case of a Withdrawal or Surrender, interest will be credited on the portion of the Fixed Rate Strategy’s value withdrawn or surrendered up to and including the date the transaction is processed. The value of this strategy at any date within an Allocation Year will be determined by us with allowance for the time elapsed in the Allocation Year. No interest will be credited on any premium tax after we deduct it.

VR-IA-4035(2017)                                                 16

The Fixed Rate Strategy Minimum Guaranteed Value

The Fixed Rate Strategy Minimum Guaranteed Value equals:

(1)      The percentage shown in the Contract Schedule of the portion of the Premium allocated to the Fixed Rate Strategy, less premium taxes, if applicable; adjusted for

(2)      Reallocation of value to or from the Fixed Rate Strategy and any Withdrawals or Surrenders; plus

(3)      Interest credited daily at the applicable Fixed Rate Strategy Minimum Guaranteed Value Interest Rate.

The initial Fixed Rate Strategy Minimum Guaranteed Value Interest Rate is shown in the Contract Schedule.  It is set on the Contract Date and will not change for the number of Contract Years shown in the Contract Schedule. On each Contract Anniversary thereafter, the Fixed Rate Strategy Minimum Guaranteed Value Interest Rate will be set equal to the average of the five-year Constant Maturity Treasury Rate for each day that it is reported by the Federal Reserve during the month of October in the calendar year preceding the calendar year of the Contract Anniversary, less 1.25%. The Fixed Rate Strategy Minimum Guaranteed Value Interest Rate will be rounded to the nearest 0.05% and will not be greater than 3.00% or less than 1.00%.

Reallocations, Withdrawals and Surrender Adjustments

The reallocation of value to or from the Fixed Rate Strategy will result in a pro-rata increase or decrease of the Fixed Rate Strategy Minimum Guaranteed Value in the same proportion as the value being reallocated bears to the total value of the Fixed Rate Strategy. A Withdrawal or Surrender from the Fixed Rate Strategy will result in a dollar for dollar reduction of the Fixed Rate Strategy Minimum Guaranteed Value equal to the amount withdrawn or surrendered.

5.5 Subaccounts

Each Subaccount is valued at the close of each Business Day for the preceding Valuation Period.  On the Contract Date, the value in each Subaccount equals the amount allocated to that Subaccount, less premium tax if applicable. At the close of each Business Day thereafter, the value in each Subaccount is calculated as follows:

(1)  We start with the value in the Subaccount at the close of the preceding Business Day;

(2)  We multiply (1) by the Subaccount’s Net Return Factor, explained below, for the current Valuation Period;

(3)  We add to (2) any Additional Premium accepted, less premium taxes if applicable, to the Subaccount during the current Valuation Period;

(4)  We add or subtract transfers to or from that Subaccount during the current Valuation Period;

(5)  We subtract from (4) any Withdrawals or Surrenders, and any applicable Surrender Charges from the Subaccount during the current Valuation Period; and

(6)  We subtract from (5) any charges, other than daily Variable Separate Account Fee, and applicable taxes including any premium taxes not previously deducted, allocated to that Subaccount for any deductions from the Subaccount value as shown in the Contract Schedule.

Each Subaccount’s Net Return Factor

The Net Return Factor for each Subaccount is calculated as follows:

(1)  We take the net asset value of the Fund in which the Subaccount invests at the close of the current Business Day;

(2)  We add to (1) the amount of any dividend or capital gains distribution declared for the Fund and reinvested in such Fund during the current Valuation Period;

(3)  We divide (2) by the net asset value of the Fund at the close of the preceding Business Day; and

(4)  We subtract the daily Variable Separate Account Fee for each Subaccount for each day in the current Valuation Period.

Calculations for Subaccounts investing in unit investment trusts are on a per unit basis.

5.6 Charges

      Variable Separate Account Fee

We assess a Variable Separate Account Fee against each Subaccount on a daily basis.  We may, at any time, charge less but will never charge more than the maximum Variable Separate Account Fee shown in the Contract Schedule.

VR-IA-4035(2017)                                                 17

Surrender Charge

If you take a Withdrawal from or Surrender the Contract during the Surrender Charge Period, we may deduct a Surrender Charge. For Withdrawals, a Surrender Charge will not apply to the Free Amount Percentage.

A Surrender Charge will be applied as follows:

(1)  At the time of a Withdrawal, the Surrender Charge Percentage(s) will be based on the number of completed years that have elapsed since the Premium Date of the portion of the Premium considered to be withdrawn when calculating the Surrender Charge, as described below. The Surrender Charge will equal the Premium considered to be withdrawn multiplied by the applicable Surrender Charge Percentage(s). We deduct the Surrender Charge(s) from the Accumulation Value after the Withdrawal; and

(2)  At the time of a Surrender, the Surrender Charge Percentage(s) will be applied as described above for a withdrawal except the Free Amount Percentage is subject to Surrender Charges at the time of Surrender. Additionally, Surrender Charges previously waived because of the Free Amount Percentage will be recaptured and reduce the amount received upon Surrender.

For Surrender Charge calculation purposes only, Premiums will be considered to be withdrawn or surrendered based on the order that Premiums are received on a first-in first-out basis.  Surrender Charge Percentages are shown in the Surrender Charge Schedule in the Contract Schedule.

For Withdrawals and Surrenders, a Surrender Charge may be waived due to Extended Medical Care or Terminal Condition, as described below.

Waiver of Surrender Charges due to Extended Medical Care or Terminal Condition

We will waive any Surrender Charges otherwise applicable if you Surrender or make a Withdrawal because you are receiving Extended Medical Care or if you are diagnosed with a Terminal Condition.

To qualify for this waiver as a result of Extended Medical Care:

(1)  You (or the Annuitant, if the Owner is not a natural person) must first begin receiving Extended Medical Care on or after the first Contract Anniversary and receive such Extended Medical Care for at least forty-five days during any continuous sixty day period; and

(2)  Your request for a Withdrawal or Surrender, together with satisfactory proof of such Extended Medical Care, must be provided by Notice to Us during the term of such Extended Medical Care or within ninety days after the last day that you received such Extended Medical Care.  Such proof must be in writing and, where applicable, attested to by a Qualifying Medical Professional.

To qualify for a waiver as a result of a Terminal Condition:

(1)  You (or the Annuitant, if the Owner is not a natural person) must first be diagnosed by a Qualifying Medical Professional as having a Terminal Condition on or after the first Contract Anniversary; and

(2)  Your request for a Withdrawal or Surrender, together with satisfactory proof of such Terminal Condition, must be provided in a Notice to Us.  Such proof must be in writing and, where applicable, attested to by a Qualifying Medical Professional.

We may, at any time and at our expense, require a secondary medical opinion by a Qualifying Medical Professional of our choosing in connection with (i) the prescription of Extended Medical Care or (ii) the diagnosis of a Terminal Condition.

Excess Transfer Fee

We may assess an Excess Transfer Fee for each Excess Transfer among Subaccounts. Any Excess Transfer Fee will be deducted from the value in the Subaccount(s) from which an Excess Transfer is made. The transfer of value from any Subaccount is deemed to be one transfer regardless of the number of Subaccounts into which the value is transferred. We may, at any time, charge less but will never charge more than the Excess Transfer Fee shown in the Contract Schedule.

VR-IA-4035(2017)                                                 18

Premium Tax

We may deduct from the Accumulation Value the amount of any premium tax or other state and local taxes levied by any state or local government entity when:

(1)  Such premium tax is incurred by us; or

(2)  Any amount is applied to an Annuity Plan as described in Section 6.4.

We have the right to change the amount we charge for any premium tax to conform to changes in applicable law or if you change your state of residence.

Other Taxes

We do not expect any U.S. federal income tax liability attributable to the Variable Separate Account.  However, changes in federal income tax laws, regulations and/or the interpretation thereof may result in our being taxed on income or gains attributable to the Variable Separate Account.  In this case, a charge may be deducted from the Variable Separate Account to provide for the payment of such taxes.

VR-IA-4035(2017)                                                 19

6.   CONTRACT BENEFITS

6.1 Contract Surrender

On or at any time prior to the Annuity Commencement Date, you may Surrender this Contract for its Cash Surrender Value.  To do so, you must provide Notice to Us.  If we receive your Notice to Us before the close of business on any Business Day, the Cash Surrender Value will be determined at the close of business on such Business Day; otherwise, the Cash Surrender Value will be determined as of the close of the next Business Day.  We may require that this Contract be returned to us before we pay you the Cash Surrender Value.  If you have lost the Contract, we may require that you complete and return to Customer Service a lost contract form. Upon payment of the Cash Surrender Value, this Contract shall cease to have any further value.

At the time of a Surrender, the Surrender Charge Percentage(s) will be applied as described above in Section 5.6. Additionally, Surrender Charges previously waived because of the Free Amount Percentage will be recaptured and reduce the amount received upon Surrender.

6.2 Withdrawals

At any time prior to the Annuity Commencement Date, you may withdraw a portion of the Accumulation Value, subject to the terms and conditions stated below, by providing Notice to Us.  If we receive your Notice to Us before the close of business on any Business Day, the Withdrawal will be taken at the close of business on such Business Day; otherwise, the Withdrawal will be taken as of the close of business on the next Business Day.  Premiums will be withdrawn first before any interest, earnings or Index credits on amounts allocated to the Fixed Rate Strategy, the Subaccount(s), or Index Segment(s).

Minimum Withdrawal

The minimum amount that may be withdrawn at any one time is the lesser of:

(1)   The Minimum Withdrawal Amount shown in the Contract Schedule;

(2)   The Required Minimum Distribution Amount; or

(3)   The Free Amount Percentage.

Order of Withdrawal

Unless you direct us otherwise, Withdrawals will be deducted in the following order:

(1)   First from the Subaccounts on a pro rata basis;

(2)   Next from the Fixed Rate Strategy based on the order that values are allocated on a first in first out basis; and

(3)   Finally from the Index Segments on a pro rata basis.

Withdrawal Treated as Full Surrender

A Withdrawal will be deemed a Surrender if, after giving effect to such Withdrawal, any remaining Cash Surrender Value less the recapture of any Surrender Charges previously waived because of the Free Amount Percentage would be less than the Minimum Remaining Cash Surrender Value Amount shown in the Contract Schedule.

6.3 The Death Benefit

If any Owner (or, if the Owner is not a natural person, the Annuitant) dies before the Annuity Commencement Date, the Death Benefit is payable to the Beneficiary as determined under Section 3.4.  Only one Death Benefit is payable under this Contract.  If there are multiple Beneficiaries, the Death Benefit will be paid in equal shares to all Beneficiaries in the same class (primary or contingent, as applicable) unless you provide Notice to Us directing otherwise.

VR-IA-4035(2017)                                                 20

The Death Benefit equals the greater of: (1) the Accumulation Value; or (2) the sum of the Fixed Rate Strategy Minimum Guaranteed Value and the value of each Subaccount and each Index Segment as of the date of our receipt of Notice to Us of Proof of Death of the Owner or Annuitant and all required claim forms. Until we receive Notice to Us of Proof of Death and all required claim forms, or a spousal beneficiary’s election to continue the Contract, the Contract’s Accumulation Value will remain in the Fixed Rate Strategy, Index Segments and/or Subaccounts in the same proportion as on the date of death and such allocations will continue to operate as if the death had not occurred. The entire interest in this Contract must be distributed as described below in accordance with the requirements of Section 72(s) of the Code and all the terms of this Contract shall be interpreted in accordance with that section. If the Death Benefit is applied to an Annuity Plan, the primary Beneficiary will be deemed to be the Annuitant. See Section 6.4 for more information on applying the Death Benefit to an Annuity Plan.

Spousal Beneficiaries

If the sole primary Beneficiary is the deceased Owner’s “spouse” (as defined by federal law), upon Notice to Us from your surviving spouse, in lieu of receiving the Death Benefit, the Contract may be continued with the surviving spouse as the new Owner, pursuant to Section 72(s) of the Code and the following will apply:

(1)  If the deceased Owner was the Annuitant, the surviving spouse will also become the Annuitant;

(2)  The age of the surviving spouse will be used as the Owner’s age under the continued contract;

(3)  If the original Owner died during the Surrender Charge Period, Surrender Charges on Withdrawals or a Surrender of Premium received before the date of their death will be waived, but Surrender Charges on Premium received after their death will apply; and

(4)  At the subsequent death of the new Owner (i.e., the surviving spouse), the Death Benefit must be distributed as required for non-spousal Beneficiaries as stated below, after which the continued contract will terminate.

If the deceased Owner’s spouse does not choose to continue the Contract (or, if continued, upon the death of the deceased Owner’s spouse), the Death Benefit will be distributed as stated below for non-spousal Beneficiaries.  If the deceased Owner’s spouse has attained the Maturity Age shown on the Contract Schedule on the date of the Owner’s death, the deceased Owner’s spouse may not choose to continue the Contract.

Non-spousal Beneficiaries

If any primary Beneficiary is someone other than the deceased Owner’s spouse, the primary Beneficiary will become the Annuitant and the remaining interest in the Contract must be distributed to the Beneficiary:

(1)  In its entirety within five years of the Owner’s death; or

(2)  Beginning within one year after the Owner’s death:

(a) Over the life of the Beneficiary; or

(b) Over a period not greater than the Beneficiary’s life expectancy.

During any period after we receive Notice to Us of Proof of Death and all required claim forms, the Death Benefit will remain allocated to the Fixed Rate Strategy, Index Segments and/or Subaccounts in the same proportion as on the date of death.  Such allocations will continue to operate as if the death had not occurred, except that:

(1)   Transfers among the Contract’s investment options are not allowed;

(2)   Upon maturity of an Index Segment, the value of a maturing Index Segment will be allocated to the Interim Segment;

(3)   An Index Segment cannot have a Segment Term that extends beyond the end of any deferral period, and any amount allocated to an Index Segment at the end of any deferral period will be paid in a lump sum; and

(4)   The dollar cost averaging program will discontinue and amounts associated with that program will be allocated to the Interim Segment.

If the Beneficiary dies before all amounts attributable to the Death Benefit have been distributed, any remaining distributions will be paid to such Beneficiary’s estate or as otherwise directed by the Beneficiary in a Notice to Us.

VR-IA-4035(2017)                                                 21

How to Claim the Death Benefit

We shall pay the Death Benefit upon our receipt of Notice to Us of Proof of Death and all required claim forms.  The claimant may contact Customer Service at the address or phone number on the first page of this Contract for further instructions.

6.4 Annuity Payments

If on the Annuity Commencement Date the greater of: (1) the Accumulation Value, minus any applicable premium tax; or (2) the sum of the Fixed Rate Strategy Minimum Guaranteed Value and the value of each Subaccount and each Index Segment, minus any applicable premium tax, is less than the Minimum Remaining Cash Surrender Value Amount shown in the Contract Schedule, we will pay you or, subject to our consent in the event the payee is not a natural person, a payee designated by you, such value in one lump sum payment as directed by you and this Contract will have no further value.

If on the Annuity Commencement Date the greater of: (1) the Accumulation Value, minus any applicable premium tax; or (2) the sum of the Fixed Rate Strategy Minimum Guaranteed Value and the value of each Subaccount and each Index Segment, minus any applicable premium tax, is equal to or greater than the Minimum Remaining Cash Surrender Value Amount, we will begin making fixed Annuity Payments as described below.

We will make Annuity Payments on a monthly basis beginning on the Annuity Commencement Date, unless you deliver Notice to Us directing us to pay at a different frequency. Requests for periodic payments other than monthly, quarterly, semi-annually or annually require our consent.

If the day an Annuity Payment is scheduled to be paid is not a Business Day, for instance, a weekend, or does not exist in any month in which an Annuity Payment is due, for instance, a month that does not contain twenty-nine, thirty, or thirty-one days, such Annuity Payment will be paid on the next Business Day.

The amount applied to an Annuity Plan will be the greater of: (1) the Accumulation Value, minus any applicable premium tax; or (2) the sum of the Fixed Rate Strategy Minimum Guaranteed Value and the value of each Subaccount and each Index Segment, minus any applicable premium tax.  The Annuity Payment amount will be determined by the amount applied to the Annuity Plan you have elected.

Each Annuity Payment must equal or exceed the Minimum Annuity Payment Amount shown in the Contract Schedule.  If Annuity Payments would be less than the Minimum Annuity Payment Amount, we have the right to pay any remaining amount in a lump sum or make such Annuity Payments less frequently as necessary to make the Annuity Payment equal to the Minimum Annuity Payment Amount.

We have the right to change the Minimum Remaining Cash Surrender Value Amount and the Minimum Annuity Payment Amount specified in this provision based upon changes reflected in the Consumer Price Index for All Urban Consumers (CPI-U) since January 1, 2017.

Selecting an Annuity Commencement Date

You select the Annuity Commencement Date. The Annuity Commencement Date may be any date following the first Contract Anniversary but not later than the Contract Anniversary on or immediately following the Annuitant’s 95th birthday. You may select an Annuity Commencement Date by providing Notice to Us at least thirty days in advance of the date you select.  If you do not select an Annuity Commencement Date, the Annuity Commencement Date will be the Contract Anniversary on or next following the Annuitant’s 95th birthday.  We may agree to a later date if the Contract will continue to be treated as an annuity for U.S. federal tax purposes.

Electing an Annuity Plan

You may elect any of the Annuity Plans described below.  In addition, you may elect any other Annuity Plan we may be offering on the Annuity Commencement Date. You may request a change in the Annuity Plan you have elected at any time before the Annuity Commencement Date upon thirty days prior Notice to Us.  Upon request, we will send you the proper forms to elect or change an Annuity Plan. The elected Annuity Plan shall become effective when we receive your Notice to Us of satisfactorily completed forms indicating your election.

VR-IA-4035(2017)                                                 22

If you do not elect an Annuity Plan by the Annuity Commencement Date, fixed payments, calculated based on the Annuitant’s life, will be made to you or a payee designated by you automatically each month for a minimum of 120 months and as long thereafter as the oldest Annuitant lives unless otherwise limited by applicable law.

Your election of an Annuity Plan is subject to the following additional terms and conditions:

(1)  If you do not direct us otherwise, Annuity Payments will be paid to you;

(2)  Our consent is necessary if the payee is not a natural person; and

(3)  Any change in the payee will take effect as of the date we receive Notice to Us.

If any Owner or payee dies on or after the Annuity Commencement Date but before all Annuity Payments have been paid, we will pay the primary Beneficiary the remaining value of any such Annuity Payments at least as rapidly as under the Annuity Plan in effect at the time of death.

The Fixed Annuity Plans

(1)  Payments for a Fixed Period -

Annuity Payments are paid in equal installments for a fixed number of years as shown in the Annuity Plan A table in the Contract Schedule.  The number of years cannot be less than ten or more than thirty unless otherwise limited by applicable law.

(2)  Payments for Life with Period Certain -

Annuity Payments are paid for a fixed number of years and as long thereafter as any Annuitant is living as shown in the Annuity Plan B table in the Contract Schedule.  However, the number of years cannot be less than ten or more than thirty unless otherwise required by applicable law.

(3)  Life Only Payments -

Annuity Payments are paid for as long as any Annuitant is living as shown in the Annuity Plan B table in the Contract Schedule.

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7.   OTHER IMPORTANT INFORMATION

7.1 Annual Report to Owner

We will provide you a report at least once during each Contract Year.  The report will show the current Accumulation Value and the Cash Surrender Value of this Contract, as well as any amounts deducted from, or added to, the Accumulation Value since the last report. The report will also include any other information that is required by law or regulation.

This report will be sent to you at your last known address within sixty days after the report date.  Upon your request, we will provide additional reports, but we reserve the right to assess a reasonable charge for each additional report.  We will also provide you with copies of any other notices, reports or documents as required by law or regulation.

7.2 Assignment

You may assign this Contract as security for a loan or other obligation.  Such an assignment is not a change of ownership.  However, your rights, and those of any Beneficiary, are subject to the terms of any assignment.  Written consent of any Irrevocable Beneficiary is required before any assignment is effective.  You shall provide Notice to Us in order to make, modify or release any assignment.  We are not responsible for the validity or other effects of any assignment.

7.3 Misstatement Made by Owner in Connection with the Purchase of this Contract

We may require proof of the age and/or sex of any person upon whose life a Death Benefit or Annuity Payments are determined.  If you have misstated the age or sex of such person, we will adjust future benefit payments to reflect those that the Accumulation Value would have purchased at the correct age or sex.

We reserve the right to void this Contract and return the Cash Surrender Value in the event you make any fraudulent material misrepresentation in connection with the purchase of this Contract.

7.4 Deferral of Payments from the Fixed Rate Strategy and Index Segments

We may, at any time, defer payment of any Surrender or Withdrawal of amounts held in the Fixed Rate Strategy or allocated to the Index Segments for up to six months after we receive a request for it, contingent upon written approval by the insurance supervisory official in the jurisdiction in which this Contract is issued.

7.5 Deferral of Payments from the Subaccounts

We may not be able to determine the value of the assets in the Subaccounts when:

(1) The New York Stock Exchange is closed;

(2) Trading on the New York Stock Exchange is restricted;

(3) An emergency exists as determined by the SEC so that the sale of securities held in the Variable Separate Account may not reasonably occur or so that we may not reasonably determine the value of the Variable Separate Account’s net assets; or

(4) The SEC so permits for the protection of security holders.

During such times, as to amounts allocated to the Subaccounts, we may delay:

(1) Determination and payment of the Cash Surrender Value;

(2) Determination and payment of any Death Benefit;

(3) Allocation changes of the Subaccount value; or

(4) Application of the Subaccount value under an Annuity Plan.

7.6 Incontestability

Except in the case of fraud, this Contract shall be incontestable from the Contract Date.

VR-IA-4035(2017)                                                 24

7.7 Basis of Computation

If required by law, we have filed a detailed statement of our computations with the insurance supervisory official in the jurisdiction where this Contract is issued.  The reserves and guaranteed values will at no time be less than the minimums required by the laws of such jurisdiction.

7.8 Rules for Interpreting this Contract

In this Contract, headings and captions are intended for convenience in reference only and do not affect interpretation of the Contract’s provisions.  Unless the context clearly indicates otherwise:

(1)  All language that implies the singular will also include the plural (and vice versa) and any words indicating one gender will also include the other gender, as appropriate; and

(2)  Where a word or phrase has been given a defined meaning, any other part of speech or grammatical form of that word or phrase will have a corresponding meaning.

7.9 Non-Waiver

We may, in our discretion, elect not to exercise any right, privilege, or option under this Contract.  Such election will not constitute a waiver of the right to exercise such right, privilege, or option at any subsequent time, nor will it constitute a waiver of any provision in the Contract.

7.10 Stretch Annuity

If this Contract is issued in relation to a death benefit that the Owner inherited as a designated beneficiary under another annuity contract issued to another individual (the “original annuity owner”), then the Contract is revised to reflect the following:

(1)   No Additional Premiums will be allowed under this Contract;

(2)   The Owner of this Contract may not be changed;

(3)   Annuity Payments may not be elected, and

(4)   The Accumulation Value must be distributed In its entirety within five years of the original annuity owner’s death, or beginning within one year after the original annuity owner’s death:

(a) Over the life of the Owner; or

(b) Over a period not greater than the Owner’s life expectancy.

Distributions of Accumulation Value under this Stretch Annuity Section are otherwise subject to the normal operation of the terms and conditions of this Contract and any attached Endorsements, including Surrender Charges and value adjustments, as applicable.

This Section shall not apply if the sole primary Beneficiary is the deceased Owner’s spouse and in lieu of receiving the Death Benefit the deceased Owner’s spouse elects to continue the Contract with the surviving spouse as the new Owner.

VR-IA-4035(2017)                                                 25

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Voya Retirement Insurance and Annuity Company

[Windsor, Connecticut]

[Customer Service

P.O. Box 10450

Des Moines, Iowa 50306-0450

699 WALNUT ST STE 1350

DES MOINES IA 50309-3942]

[1-888-854-5950]

FLEXIBLE PREMIUM DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY CONTRACT

Payments and values, when based upon the investment experience of the Subaccounts, are variable and not guaranteed as to a fixed dollar amount.

If you take a Withdrawal from or Surrender the Contract, Surrender Charges may apply.  Surrender Charges, when applied, will reduce the amount paid to you.  Surrender Charges will not apply under certain conditions.   Amounts allocated to the Index Segments may be affected by an external index; however, such amounts do not directly participate in any equity investments.

This Contract is non-participating, which means it will not pay dividends resulting from any of the surplus or earnings of Voya Retirement Insurance and Annuity Company.

VR-IA-4035(2017)